Exhibit 99.1

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY ANGIODYNAMICS, INC.

			For	Against	Abstain

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 29, 2007

The undersigned stockholders of AngioDynamics, Inc. (the “Company”) hereby nominate, constitute and appoint Messrs. Eamonn P. Hobbs and Joseph G. Gerardi, or any one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Special Meeting of Stockholders of AngioDynamics, Inc. (the “Special Meeting”) which will take place at the Fremont Marriott located at 46100 Landing Parkway in Fremont, CA on Monday, January 29th, 2007 at 9:00 am PST, and at any and all adjournments or postponements thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

	1.	Proposal to approve the issuance of shares of common stock of AngioDynamics, Inc. pursuant to the Agreement and Plan of Merger, dated as of November 27, 2006, as amended December 7, 2006, by and among AngioDynamics, Inc., Royal I, LLC and RITA Medical Systems, Inc.	☐	☐	☐

	2.	In their discretion, on such other matters as may properly come before the special meeting and any adjournment(s) or postponement(s) thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the special meeting, this proxy will be voted by the proxies in the manner determined by a majority of the members of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Check here if you plan to attend the Special Meeting.		→		☐

Please be sure to sign and date this Proxy in the box below. Date	The undersigned acknowledges receipt, from the Company prior to the execution of this proxy, of a notice of special meeting of stockholders and a joint proxy statement/prospectus dated December 22, 2006.

        Stockholder sign above            Co-holder (if any) sign above

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é  Detach above card, sign, date and mail in postage paid envelope provided.  é

ANGIODYNAMICS, INC.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.